Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 19 March 2013 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à r.l. included in the Registration Statement (Form S-1) of Taminco Corporation dated 25 November 2013.

Ghent, Belgium

25 November 2013

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner